Exhibit (8) (b)

                                 AMENDMENT NO. 6


The Participation Agreement entered into October 29, 1999 among Calvert Variable Series, Inc., Ameritas Investment Corp., and Ameritas Variable Life Insurance Company is hereby amended as follows:

        1. Ameritas Investment Corp. is hereby replaced by Calvert Asset Management Company, Inc. as a party to this Agreement.

        2.      Schedule C of the Agreement is amended by adding the following:


 Name of Account                         Date of Resolution Establishing Account
 ---------------                         ---------------------------------------
 Ameritas Variable Separate Account VA   May 17, 2002
 Ameritas Variable Separate Account VL   May 17, 2002


All other provisions of the Agreement remain the same.

This amendment shall be effective November 18, 2006.



AMERITAS VARIABLE LIFE                    CALVERT VARIABLE SERIES, INC.
INSURANCE COMPANY
By:                                       By:
  --------------------------------           -----------------------------------
        Robert C. Barth                            Ronald M. Wolfsheimer

Title: VICE PRESIDENT                     Title:
      ----------------------------               -------------------------------

Date: FEBRUARY 16, 2007                   Date:
     ----------------------------               --------------------------------



CALVERT ASSET MANAGMENT COMPANY, INC.

By:
    ---------------------------------
        William M. Tartikoff
Title:
     --------------------------------
Date:
     --------------------------------